Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

June 17, 2005

Telecom Italia S.p.A.

Piazza degli Affari 2

20123 Milan, Italy

Attn: Board of Directors

Telecom Italia Capital

287-289 route d’ Arlon

L-1150, Luxembourg

Attn: Board of Directors

Re: Registration Statement on Form F-4 of Telecom Italia Capital and Telecom Italia S.p.A.

Ladies and Gentlemen:

We have acted as special U.S. counsel to Telecom Italia S.p.A., a joint stock company (Società per Azioni, or, in abbreviated form, S.p.A.) organized under the laws of the Republic of Italy (“TI”), and Telecom Italia Capital, a company with limited liability (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (“TIC” and, together with TI, the “Registrants”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-4 (the “Registration Statement”), which includes a form of prospectus (the “Prospectus”) relating to the proposed exchange by TIC of all outstanding 4% Guaranteed Senior Notes Due 2010 (CUSIP Nos.: 87927VA63 and T92762AD4), all outstanding 4.95% Guaranteed Senior Notes Due 2014 (CUSIP Nos.: 87927VAH1 and T92762AE2), and all outstanding 6% Guaranteed Senior Notes Due 2034 (CUSIP Nos. 87927VA27 and T92762AF9) (collectively, the “Initial Notes”) for 4% Guaranteed Senior Notes Due 2010, 4.95% Guaranteed Senior Notes Due 2014 and 6% Guaranteed Senior Notes Due 2034 registered under the Act (collectively the “Exchange Notes”).

The Exchange Notes will be guaranteed by TI on a senior unsecured basis (the “Guarantees”). The Exchange Notes are to be issued and the Guarantees will be given under an Indenture, dated as of October 6, 2004, among TIC, as Issuer, TI, as Guarantor, and JPMorgan Chase Bank, as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of October 6, 2004, among TIC, as Issuer, TI, as Guarantor, and the Trustee (such instruments referred to hereinafter collectively as the “Indenture”) and an Officer’s Certificate of TIC, as Issuer, and TI, as Guarantor (the “Officer’s Certificate”).

In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Registrants, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers or representatives of the Registrants delivered to us, and certificates and other statements or information of or from public officials and officers and representatives of the Registrants and others.

With your permission, for the purposes of the opinion expressed herein, we have assumed that (i) TIC is a company with limited liability (société anonyme) duly organized and validly existing under the laws of the Grand Duchy of Luxembourg, (ii) the Indenture and the Exchange Notes have been or will be duly authorized, executed and delivered by TIC insofar as the laws of the Grand Duchy of Luxembourg are concerned, (iii) TI is a company duly incorporated and validly existing under the laws of the Republic of Italy as a joint stock company (Società per Azioni), (iv) the Indenture and the Guarantees have been or will be duly authorized, executed and delivered by TI insofar as the laws of the Republic of Italy are concerned, (v) the Officer’s Certificate has been or will be duly executed and delivered by duly appointed and empowered officers of each of TI and TIC, (vi) the Trustee had and has the power and authority to enter into and perform its obligations under, and has duly authorized, executed and delivered, the Indenture, (vii) the Indenture is valid, binding and enforceable with respect to the Trustee, (viii) the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture, and (ix) insofar as any obligation under the Indenture or the Exchange Notes is to be performed in, or by a party incorporated or organized under the laws of, any jurisdiction outside the United States of America, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction.

We note that with respect to matters of Italian law, TI is relying upon the opinion letter of Gianni, Origoni, Grippo & Partners, Italian counsel to TI, dated the date hereof, and delivered to TI contemporaneously herewith, a copy of which is being filed with the Commission as an exhibit to the Registration Statement. We note that with respect to matters of Luxembourg law, TIC is relying upon the opinion letter of Linklaters Loesch, Luxembourg counsel to TIC, dated the date hereof, and delivered to TIC contemporaneously herewith, a copy of which is being filed with the Commission as an exhibit to the Registration Statement.

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion that, upon the execution and issuance of the Exchange Notes and the Guarantees by TIC and TI, respectively, the execution and delivery of the Officer’s Certificate by each of TI and TIC, the authentication of the Exchange Notes by the Trustee in accordance with the Indenture and the delivery of the Exchange Notes and related Guarantees in exchange for the Initial Notes and related guarantees pursuant to the exchange offer described in the Registration Statement, (i) the Exchange Notes will constitute valid and legally binding obligations of TIC and (ii) the Guarantees will constitute valid and legally binding obligations of TI.

The opinions set forth above are subject to the following additional qualifications and assumptions:

1.	The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Exchange Note may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

2.	We express no opinion as to the effect of any U.S. Federal or state laws regarding fraudulent transfers or conveyances. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect, that in our experience are applicable to transactions of the type contemplated by the Registration Statement and the Indenture. In particular (and without limiting the generality of the foregoing) we express no opinion concerning (i) the laws of any country or subdivision thereof (other than the laws of the State of New York) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of TIC or TI, the holders of the Exchange Notes, or any other party to or beneficiary of any of the Indenture and the Exchange Notes or (ii) the effect, if any, of the law of any jurisdiction (except the State of New York) in which any holder of any Exchange Note is located that limits the rate of interest that such holder may charge or collect. We express no opinion as to whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Exchange Notes, the Indenture or the transactions contemplated thereby.

3.	We express no opinion as to (i) any objection to jurisdiction on the basis of the inconvenience of the forum provided for in the Indenture or (ii) any provision in the Indenture relating to judgments in other currencies.

4.	This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is effective only as of the date hereof. We do not assume responsibility for updating this opinion as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur, or facts that may come to our attention, subsequent to the date hereof.

Very truly yours,

/s/    Morgan, Lewis & Bockius LLP